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EXHIBIT 99.1


       ACE EXTENDS THE EMPLOYMENT CONTRACT OF ITS CHIEF EXECUTIVE OFFICER
                     AND PRESIDENT THROUGH FEBRUARY 28, 2011





VALLEY STREAM, NY  - September 21, 2007

Ace Marketing & Promotions, Inc. (OTC BB: AMKT) announced today that it has executed extensions of the employment contracts of its Chief Executive officer, Dean L. Julia, and its President, Michael D. Trepeta, to secure their services through February 28, 2011.


INTRODUCING ACE

Ace is a full service advertising specialties and promotional products company that distributes items typically with logos to large corporations, schools and universities, financial institutions and not-for-profit organizations. Specific categories of promotional products include advertising specialties, business gifts, incentives and awards, and premiums.


For additional information, a copy of Ace's Form 8-K can be obtained on the Internet by going to www.acemarketing.net, clicking on links and then clicking on SEC Filings.


Safe Harbor Statement Under the Private Securities Litigation Reform Act of
1995.


Certain statements in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performances or achievements express or implied by such forward-looking statements. The forward-looking statements are subject to risks and uncertainties including, without limitation, changes in levels of competition, possible loss of customers, and the company's ability to attract and retain key personnel.

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CONTACT:
   Ace - Valley Stream, NY.
   Michael Trepeta, President - 516-256-7766